UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

PROCAP FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42995	39-2767031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, Floor 2
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(305) 938-0912

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	BRR	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BRRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2026, Jeff Park notified ProCap Financial, Inc., a Delaware corporation (the “Company”), of his resignation as Chief Investment Officer of the Company, effective April 3, 2026 (the “Effective Date”). In connection with his resignation, Mr. Park resigned from all positions he held with the Company and its subsidiaries. The Company has not appointed a successor Chief Investment Officer at this time.

Mr. Park’s resignation was voluntary and was not the result of any disagreement with the Company or its Board of Directors on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Park’s separation, the Company and Mr. Park entered into a Separation Agreement and General Release, dated April 3, 2026 (the “Separation Agreement”).

Pursuant to the Separation Agreement, Mr. Park will receive: (i) continued payment of his base salary through May 8, 2026; (ii) continued vesting of Mr. Park’s outstanding restricted stock unit awards granted under the Company’s 2025 Equity Incentive Plan through the next equity grant date following May 8, 2026, occurring in August 2026, after which all further vesting will cease and any unvested RSUs will be forfeited; and (iii) continued group health insurance coverage for up to six months following the Effective Date.

In addition, under the Separation Agreement, the Company waived the non-competition covenant applicable to Mr. Park under his Employment Agreement. All other restrictive covenants, including confidentiality, non-solicitation, and non-disparagement obligations, remain in full force and effect.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated April 3, 2026, by and between ProCap Financial, Inc. and Jeff Park.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCAP FINANCIAL, INC.

Date: April 3, 2026	By:	/s/ Anthony Pompliano
	Name:	Anthony Pompliano
	Title:	Chairman and Chief Executive Officer